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As  filed  with  the  Securities and Exchange  Commission  on
December 19, 1995
                                       Registration No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         FORM S-8

                   REGISTRATION STATEMENT
                           Under
                 The Securities Act of 1933

                     Amoco Corporation
   (Exact name of registrant as specified in its charter)

          Indiana                            36-1812780
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)           Identification No.)

       200 East Randolph Drive, Chicago, Illinois 60601
    (Address of Principal Executive Offices)     (Zip Code)

              AMOCO FABRICS AND FIBERS COMPANY
                SALARIED 401(k) SAVINGS PLAN
                  (Full title of the Plan)

                  P. A. Brandin, Secretary
                     Amoco Corporation
                  200 East Randolph Drive
                  Chicago, Illinois 60601
          (Name and address of agent for service)

                      (312)-856-6111
(Telephone number, including area code, of agent for service)

              CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
  Title of                   maximum      maximum
 securities      Amount      offering     aggregate
   to be          to be       price       offering     Amount of
 registered     registered     per         price      registration
     (1)           (2)       share(3)       (3)         fee(3)
Common Stock,
without par       300,000
value . . . .     shares     $70.5625     $21,168,750    $7,300


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for Amoco Corporation common stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on December 15, 1995.
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                      AMOCO CORPORATION

                           PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by Amoco Corporation, an Indiana corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) (I) Annual Report of the Company on Form 10-K for the year ended December 31, 1994;

          (ii) Current Reports on Form 8-K of the Company filed on April 5, and April 13, 1995;

          (iii)Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1995;

          (iv) Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1995; and

          (v) Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1995.

      (b)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the annual reports or referred to in (a) above.

      (c) The description of the Company's common stock, no par value, contained in a registration statement filed by the Company under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All reports subsequently filed by the Company or the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
Item 5.  Interests of Named Experts and Counsel

       The   legality  of  the  securities  to   which   this
Registration Statement relates has been passed on by Jane  E.
Klewin, Attorney, Amoco Corporation.

Item 6.  Indemnification of Directors and Officers

      Article VIII of the Company's By-laws provides for indemnification of officers, directors and others to the extent permitted by the Indiana Business Corporation Law. The Company maintains insurance policies under which officers, directors and others may be indemnified against certain losses arising from certain claims under the Securities Act of 1933, as amended (the "Act").

Item 8.  Exhibits

     (4)(a)&(b)Official Text of Amoco Fabrics and Fibers
               Company Salaried 401(k) Savings Plan and
               Master Trust Agreement (effective
               January 1, 1996)(filed herewith).

     (5) Opinion of Jane E. Klewin, including the consent of such counsel (filed herewith).

     (23)      Consent of Price Waterhouse (filed herewith).

     (24)      Powers of Attorney (incorporated by
               reference).

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales
are   being   made,   a  post-effective  amendment   to   the
registration statement;

      (i)   To  include  any prospectus required  by  Section
10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To submit the Plan and, from time to time any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Plan.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of
expenses   incurred  or  paid  by  a  director,  officer   or
controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                               SIGNATURES

THE REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 19, 1995.


                              AMOCO CORPORATION
                                 Registrant


             By:              JOHN L. CARL
                  John L. Carl, Executive Vice President
                                and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December
19, 1995.

       Signatures                         Titles


H. LAURANCE FULLER*       Chairman of the Board, President and
H. Laurance Fuller        Director
                              (Principal Executive Officer)


JOHN L. CARL*             Executive Vice President and Chief
John L. Carl              Financial Officer
                              (Principal Financial Officer)


J. R. REID*               Vice President and Controller
J. R. Reid                     (Principal Accounting Officer)


L. D. THOMAS*             Vice Chairman and Director
L. D. Thomas


DONALD R. BEALL*          Director
Donald R. Beall


RUTH BLOCK*               Director
Ruth Block


JOHN H. BRYAN*            Director
John H. Bryan


ERROLL B. DAVIS JR.*      Director
Erroll B. Davis Jr.


RICHARD FERRIS*           Director
Richard Ferris


F. A. MALJERS*            Director
F. A. Maljers


ROBERT H. MALOTT*         Director
Robert H. Malott


W. E. MASSEY*             Director
W. E. Massey


MARTHA R. SEGER*          Director
Martha R. Seger


MICHAEL WILSON*           Director
Michael Wilson


RICHARD D. WOOD*          Director
Richard D. Wood


*By
JOHN L. CARL              Individually and as Attorney-in-Fact
John L. Carl

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THE PLAN

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and the State of Illinois, on December 19, 1995.

                         Amoco Fabrics and Fibers Company
                         Salaried 401(k) Savings Plan



                         By:  Amoco Corporation
                            Plan Administrator



                    By:          P. J. CLAYTON
                           P. J. Clayton, Assistant
                              Corporate Secretary



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                         INDEX TO EXHIBITS


Exhibit                                       Sequentially
Number    Exhibit                            Numbered Page

(4)(a)&(b)Official Text of Amoco Fabrics and
          Fibers Company Salaried 401(k)
          Savings Plan and Master Trust
          Agreement

(5)       Opinion of J. E. Klewin, including
          consent

(23)      Consent of Price Waterhouse

(24)      Powers of Attorney are incorporated
          herein by reference to Exhibit 24
          to the registrant's Form S-8
          Registration Statement filed March 14,
          1995 (No. 33-58063).